Exhibit 99.1

For Immediate Release

Western Goldfields Announces Second Quarter Results

•	All second-quarter milestones achieved to bring Mesquite Mine into full production
•	Term loan facility and related gold forward sales contracts in place
•	Mine fleet deliveries and construction program on schedule
•	Pre-strip mining commenced June 2007
•	Full production expected January 2008

Toronto, Canada, August 1, 2007 - Western Goldfields Inc. (TSX:WGI, OTC BB:WGDFF.OB) today announced financial results for the six-month and three-month periods ended June 30, 2007.  The Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States (US GAAP).  Dollar amounts are expressed in U.S. dollars unless otherwise stated.

“Western Goldfields made significant progress in the first six months of 2007 toward bringing the Mesquite Mine into full production,” reported Mr. Randall Oliphant, Chairman.  “We have met all of our second-quarter milestones and we have brought forward anticipated full production by three months.  Everything is now in place to make Mesquite a successful producing mine and to establish a platform for the growth of Western Goldfields.”

“With the completion of the term loan facility for $105 million, the project is fully financed,” continued Mr. Oliphant.  “To secure the terms of the loan facility, we have executed flat forward gold sales contracts for approximately 40% of our expected gold production during the life of the loan at $801 per ounce.”

“We have taken delivery of and commissioned six haul trucks and two shovels as part of our mine fleet,” said Mr. Raymond Threlkeld, President and Chief Executive Officer.  “Pre-stripping commenced in June, and we are planning for full production of 160,000-170,000 ounces of gold annually commencing in January 2008.”

Financing Transactions

In the first quarter of 2007, the Company completed a common share equity financing, which provided net proceeds of $59.2 million.  On March 30, 2007, the Company entered into a term loan facility under which the Company will be able to borrow up to $105 million, of which $87.3 million is expected to be drawn for the development of Mesquite.  The balance will be available for other corporate purposes until late 2009.  In connection with this facility, the Company has entered into hedging contracts for the forward sale of 429,000 ounces of gold at a price of $801 per ounce during the period July 2008 to December 2014.  On July 18, 2007, an initial draw of $20.4 million was received.  These transactions complete the financing requirements for the development of the Mesquite Mine.

Corporate Reorganization

Effective June 29, 2007, the Company’s place of incorporation was changed from Idaho, USA to Ontario, Canada, and its name was changed from Western Goldfields, Inc. to Western Goldfields Inc.  The reorganization allows the Company to take advantage of financial and other business opportunities that would not be available under its previous corporate structure.

As a result of the reorganization, the common shares in Western Goldfields, Inc. (the predecessor Idaho corporation) automatically converted into an equal number of common shares in Western Goldfields Inc. (the successor Ontario corporation) and the economic ownership of shareholders in the new company remained unchanged.

Mesquite Mine Development

Planned spending on the mining fleet is $73.3 million, of which approximately $37.6 million had been spent as at June 30, 2007.  In addition to the mining fleet, the Company plans to spend approximately $35.3 million on other plant and infrastructure upgrades and expansion projects at Mesquite, of which approximately $6.3 million has been spent as at June 30, 2007.

Since the first quarter of 2007, Western Goldfields has been vigorously executing its expansion program at Mesquite.  Accomplishments to date include:

•	Leach pad expansion contract was awarded, liner material was ordered, and the site preparation is well advanced;
•	Two O&K RH340 45 cubic yard hydraulic shovels were delivered to the site from Germany, commissioning is complete and the units are now in service;
•	Six Terex 205-ton haul trucks have been delivered to the site, have been commissioned and are now engaged in pre-stripping operations;
•	Eight more trucks are on schedule for delivery by year-end;
•	Despite the global shortage of mining truck tires, a full inventory of tires for the initial fleet is now on site and additional tires are being delivered to establish inventory;

•	New truck maintenance building has been ordered and site preparation is well advanced;
•	Various site reclamation activities have been completed, including regulatory approval of the Vista heap leach pad closure and the removal and salvage of redundant facilities; and
•	All planned senior mine staff positions have been filled with highly qualified individuals.

Financial Results

Western Goldfields reports a net loss to common shareholders for the six months ended June 30, 2007 of $6.6 million, or $0.06 per share (basic and diluted), and for the three months ended June 30, 2007 of $4.0 million, or $0.04 per share. The net loss to common shareholders for the six months ended June 30, 2006, was $6.4 million, or $0.11 per share (basic and diluted), and for the three months ended June 30, 2006, was $2.6 million, or $0.04. Gold sales for the six months ended June 30, 2007 were 4,225 ounces and for the three months ended June 30, 2007 were 2,350 ounces. Gold sales for the six months ended June 30, 2006 were 8,375 ounces and for the three months ended June 30, 2006 were 2,275 ounces.  These operating losses are consistent with the Company’s plans during its startup period.

Liquidity and Capital Resources

At June 30, 2007, the Company’s available cash balance was $18.8 million, restricted cash was $7.5 million and working capital was $11.5 million. This represents a significant improvement in the Company’s financial position since December 31, 2006 when it reported cash of $5.5 million and working capital $4.6 million.  The improved liquidity is due primarily to the equity offering of common shares in the first quarter of 2007 which raised net proceeds of $59.2 million.  Liquidity was also improved through the conversion of warrants and the exercise of stock options for proceeds of $2.3 million.  In addition, the Company has $105 million of available capacity under the term loan facility.

Western Goldfields Inc.

Western Goldfields is a gold producer focused on completing the expansion of its Mesquite Mine, located in Imperial County, California, and returning the mine to full production.With a 2.8 million ounce gold reserve, the Company is the only multi-million ounce US gold reserve not controlled by a major gold company.  The Company is fully permitted and fully funded, and estimates production of 160,000-170,000 ounces of gold annually.  In June 2007, Western Goldfields announced that its production schedule has been moved ahead by one full quarter, which will bring the company into full production by January 2008.  Western Goldfields Inc. is listed on the Toronto Stock Exchange and trades under the symbol WGI, and is quoted on the OTCBB under the symbol WGDFF.OB.  For further details regarding the mineral reserves and mineral resources at Mesquite, please visit www.westerngoldfields.com.

Further Information

For further information about the financial results of the Company, see the unaudited interim financial statements of the Company for the six months ended June 30, 2007 and the related management’s discussion and analysis, which will be filed on Form 10-QSB with the U.S. Securities and Exchange Commission and the applicable Canadian securities regulatory authorities and will be available under the profile of the Company on EDGAR and SEDAR.

Forward-Looking Information

Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities Litigation Reform Act of 1995 and similar Canadian legislation.  Such forward-looking statements are identified by words such as “intends”, “anticipates”, “believes”, “expects”, “plans” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, timing and costs to recommence commercial production, economic viability of the Mesquite Mine, production and cost estimates, financing options, including entering into a debt financing arrangement, and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, exercise of outstanding warrants, and capital and operating expenditures.  There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements.  Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the U.S. Securities and Exchange Commission, under the caption, “Risk Factors”.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

For further details, please visit www.westerngoldfields.com, or contact:

Ray Threlkeld, President and Chief Executive Officer
(416)-324-6005
rthrelkeld@westerngoldfields.com

Brian Penny, Chief Financial Officer
(416)-324-6002
bpenny@westerngoldfields.com

Julie Taylor Pantziris, Director, Regulatory Affairs and Investor Relations
(416)-324-6015
jtaylor@westerngoldfields.com

WESTERN GOLDFIELDS INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)

ASSETS
CURRENT ASSETS
Cash	$18,750,186	$5,502,535
Restricted Cash	7,500,000	-
Receivables	147,352	223,507
Inventories	551,554	511,663
Prepaid expenses	763,127	841,636
TOTAL CURRENT ASSETS	27,712,219	7,079,341

Property, plant, and equipment, net of accumulated amortization	41,862,081	4,328,512
Construction in progress	7,963,092	2,880,775
Gain on mark-to-market of gold hedging contracts	758,877	-
Investments - reclamation and remediation	8,448,953	6,337,006
Long-term deposits	338,371	329,146
Long-term prepaid expenses	1,634,993	1,009,555
Deferred debt issuance / stock offering costs	3,318,806	250,000
TOTAL OTHER ASSETS	64,325,173	15,134,994

TOTAL ASSETS	$92,037,392	$22,214,335

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$12,554,211	$1,663,080
Accounts payable to related party	25,387	31,165
Accrued expenses	3,364,577	835,740
Accrued agency and commitment fees	241,250	-
TOTAL CURRENT LIABILITIES	16,185,425	2,529,985

LONG-TERM LIABILITIES
Reclamation and remediation liabilities	4,825,645	4,805,473

TOTAL LIABILITIES	21,011,070	7,335,458

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, of no par value, unlimited shares authorized; 117,221,002 and 78,452,876 shares issued and outstanding, respectively	95,664,291	32,884,798
Share subscription receivable	(150,000)	-
Stock options and warrants	7,841,063	7,674,270
Accumulated deficit	(32,318,943)	(25,678,233)
Accumulated other comprehensive income	(10,089)	(1,958)
TOTAL STOCKHOLDERS' EQUITY	71,026,322	14,878,877

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$92,037,392	$22,214,335

WESTERN GOLDFIELDS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

REVENUES
Revenues from gold sales	$1,546,073	$2,104,315	$2,778,877	$4,878,943

COST OF GOODS SOLD
Mine operating costs	2,662,308	1,892,336	4,569,386	3,871,503
Mine site administration	681,925	348,813	1,112,824	676,595
Selling, transportation, and refining	6,252	7,534	11,627	16,876
Amortization and accretion	377,210	335,030	752,318	647,244
Royalties	59,423	80,383	104,360	183,243
Inventory adjustment	115,310	9,242	(19,351)	312,210
	3,902,428	2,673,338	6,531,164	5,707,671

GROSS PROFIT (LOSS)	(2,356,355)	(569,023)	(3,752,287)	(828,728)

EXPENSES
General and administrative	1,137,758	1,105,652	2,222,490	2,175,604
Stock based compensation	820,388	730,231	1,288,554	1,770,156
Exploration	748,594	272,260	1,031,926	711,217
	2,706,740	2,108,143	4,542,970	4,656,977

OPERATING LOSS	(5,063,095)	(2,677,166)	(8,295,257)	(5,485,705)

OTHER INCOME (EXPENSE)

Interest income	524,750	86,367	1,042,253	178,614
Interest expense	(839)	-	(839)	(20,434)
Agency and commitment fees	(241,250)	-	(241,250)	-
Amortization of deferred debt issuance costs	(109,544)	-	(109,544)	-
Gain on extinguishment of debt	-	-	-	142,949
Gain on mark-to-market of gold hedging contracts	758,877	-	758,877	-
Gain on foreign exchange	124,200	-	205,050	-
Loss on sale of assets	-	(18,837)	-	(18,837)
Expenses of Romarco merger termination	-	-	-	(1,225,000)
	1,056,194	67,530	1,654,547	(942,708)

LOSS BEFORE INCOME TAXES	(4,006,901)	(2,609,636)	(6,640,710)	(6,428,413)

INCOME TAXES	-	-	-	-

NET LOSS	(4,006,901)	(2,609,636)	(6,640,710)	(6,428,413)

PREFERRED STOCK DIVIDENDS	-	(4,479)	-	(16,979)

NET LOSS TO COMMON STOCKHOLDERS	(4,006,901)	(2,614,115)	(6,640,710)	(6,445,392)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(2,874)	(4,322)	(8,131)	(3,813)

NET COMPREHENSIVE LOSS	$(4,009,775)	$(2,613,958)	$(6,648,841)	$(6,432,226)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.04)	$(0.04)	$(0.06)	$(0.11)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	113,641,025	62,389,376	108,240,372	56,025,181

WESTERN GOLDFIELDS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,006,901)	$(2,609,636)	$(6,640,710)	$(6,428,413)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Amortization and depreciation	297,671	274,000	592,407	529,509
Amortization of deferred debt issuance costs	109,544	-	109,544	-
Accretion expense	84,294	58,868	168,588	117,735
Loss on sale of assets and investments	-	18,837	-	18,837
Interest on investments - reclamation and remediation	(86,644)	(67,749)	(170,269)	(151,696)
Common stock issued for exploration assets and services	-	-	-	136,500
Stock based compensation	820,388	730,232	1,288,554	2,003,157
Gain on mark-to-market of gold hedging contracts	(758,877)	-	(758,877)	-
Changes in assets and liabilities:
Decrease (increase) in:
Restricted cash	(7,500,000)	-	(7,500,000)	-
Accounts receivable	174,147	(7,459)	76,155	(11,010)
Inventories	31,405	(44,146)	(39,891)	229,213
Prepaid expenses	(369,126)	50,286	(546,929)	103,719
Long term deposits	(5,938)	(2,385)	(9,224)	(4,872)
Increase (decrease) in:
Accounts payable	(158,672)	(354,565)	(948,783)	(171,865)
Accounts payable - related parties	5,138	118,201	(5,778)	118,201
Accrued expenses	(794,623)	215,461	200,559	322,255
Accrued expenses - related parties	-	-	-	(45,835)
Accrued interest expense	-	-	-	(48,695)
Accrued agency and commitment fees	241,250	-	241,250	-

Net cash provided (used) by operating activities	(11,916,944)	(1,620,056)	(13,943,404)	(3,283,260)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment, including construction in progress	(25,661,610)	(146,474)	(31,376,510)	(387,779)
Increase in reclamation and remediation investment	(2,090,094)	-	(2,090,094)	-
Net cash provided (used) by investing activities	(27,751,704)	(146,474)	(33,466,604)	(387,779)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on loan	-	-	-	(2,205,186)
Deferred debt issuance costs	(520,516)	-	(850,073)	-
Common stock issued for cash	1,005	-	59,191,196	4,012,000
Warrants issued for cash	-	-	-	1,988,000
Exercise of options to purchase common stock	355,558	3,650,250	500,983	3,650,250
Exercise of warrants to purchase common stock	1,436,172	-	1,815,552	-
Preferred stock dividends	-	(51,354)	-	(51,354)
Net cash provided (used) by financing activities	1,272,220	3,598,896	60,657,658	7,393,710

Change in cash	(38,396,428)	1,832,366	13,247,651	3,722,671

Cash, beginning of period	57,146,614	1,942,692	5,502,535	52,387

Cash, end of period	$18,750,186	$3,775,058	$18,750,186	$3,775,058

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$839	$69,430	$839	$69,430

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Stock, options and warrants issued for services	$820,388	$730,232	$1,288,554	$2,003,157
Exploration fees and assets paid by issuance of stock	$-	$-	$-	$136,500
Equipment purchases included in accounts payable	$11,831,783	$-	$11,831,783	$-
Deferred debt issuance costs included in accrued expenses	$2,016,277	$-	$2,328,277	$-